GartnerConsulting                                                    Exhibit 99i




                                                      Final Report Prepared for:

                                                  Zenith Electronics Corporation


                                               International VSB Market Forecast


                                                               GartnerConsulting

                            [DIAGRAM APPEARS HERE]

                                              Technology Marketplace
                                              Marketing Audit
                                              Market Assessment
                                              Marketing Strategy
                                              New Product Planning
                                              Marketing Implementation
                                              Competitive Analysis
                                              Image Assessment & Tracking
                                              Customer Satisfaction Surveys
                                              Channel Recruiting & Qualification
                                              Industry Due Diligence
                                              Joint Venture & Partnering


                                                            Engagement #18024680

                                                                 August 19, 1998


[LOGO OF GARTNERGROUP]
                251 River Oaks Parkway, San Jose, CA 95134-1913--+1-408-468-8000

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

                               Table of Contents

METHODOLOGY, ASSUMPTIONS AND QUALITATIVE ASSESSMENTS...........................1
Report Methodology and Scope...................................................1
Growth Beyond the Year 2003....................................................1
Discussion of Assessment of Undecided Countries................................2
VSB Adopting Countries.........................................................3
 Canada........................................................................3
 Mexico........................................................................3
 South Korea...................................................................4
 Taiwan........................................................................4
Likely VSB Adopting Countries..................................................4
 China.........................................................................4
 India, Indonesia, Thailand, Vietnam...........................................5
Likely COFDM Adopting Countries................................................5
 Brazil, Argentina, Chile and Other South American Countries...................6
 Eastern and Central European Countries........................................6
 Middle East and Africa Countries..............................................6
COFDM Adopting Countries.......................................................6
Applications...................................................................7

Forecasts......................................................................9

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                         August 19, 1998--Page i

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Section 1
Methodology, Assumptions and Qualitative Assessments
                                                    ----------------------------
Report Methodology and Scope

This forecast was built using Dataquest forecasts and estimates of worldwide production of consumer electronics goods. Dataquest's current consumer electronics production forecast extends to the year 2002. This has been extended to 2003 for this engagement. However, Dataquest does not forecast beyond this point because the uncertainty in the forecast more than five years out overwhelms the value of the forecast. Consequently, this report does not include quantitative forecast data beyond 2003. A qualitative assessment of the market growth in the years beyond 2003 is provided below.

The Dataquest consumer electronics production forecast was used in conjunction with several other data sources in order to develop a model to forecast the market for VSB unit shipments. These sources consist of individual market estimates performed by regional Dataquest analysts, country-by-country analyses of broadcast and communications systems from GartnerGroup subsidiary Northern Business Information, and country-by-country market estimates and forecasts from the Japan Electronic Industries Association. The market forecast for VSB unit shipments is incorporated into this report in Section 2.

In this report, Dataquest has made predictions on which modulation format will be adopted by some countries that have not yet decided or have not announced whether they will use VSB or an alternative modulation technology. Dataquest made these predictions based on several information sources. These sources include the opinions and observations of Zenith personnel, opinions and observations of Dataquest regional and worldwide analysts, and published reports from the press and industry associations. The final judgment on the likely decision made by undecided countries was made by the primary analyst engaged in this project. Because of the complex considerations that are involved in determining a national digital terrestrial broadcasting system, a high degree of uncertainty exists when predicting the choice made by these countries. Dataquest believes it has made the best, most accurate possible predictions based on the data that is currently available.

For Asia, Dataquest believes it captured 94 to 95 percent of all shipments of television sets during the forecast period. Moreover, Dataquest believes that it has captured at least 90 percent of all digital television shipments in that region during the forecast period.

Growth Beyond the Year 2003

Dataquest expects continued strong double-digit growth on a percentage basis in sales of consumer electronics products with VSB demodulation capability in the five-year period beyond 2003. In most countries, the digital terrestrial broadcasting market will still be in a state of

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]           Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                         August 19, 1998--Page 1

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

development by 2003. Most consumers within the country still will not have purchased equipment capable of receiving digital terrestrial signals by 2003. Thus, the market will still have plenty of room for expansion in the coming years. In addition, many of the countries that will adopt digital broadcasting over the next few years are likely to undergo rapid economic development. The expanding economies of those countries will fuel a growing market for consumer electronics equipment, including VSB-capable products. Because of this, Dataquest believes that the strongest periods of growth for the worldwide VSB demodulation market will take place after 2003.

The products that will generate the largest volumes for VSB technology in the five-year time period after 2003 will be digital television sets, digital terrestrial set top boxes and digital satellite receivers. Other applications that will generate large volumes will be digital cable boxes, DVD players and personal computers.

Outside of the United States, the key country that will drive growth of VSB technology in the period beyond 2003 will be China. China's rapidly developing economy combined with its burgeoning consumer electronics market will continue to generate demand for VSB-enabled products. China could emerge as the largest or second largest market (after the United States) for VSB technology in the five-year period after 2003. Other key countries for VSB growth include Mexico, which currently is experiencing healthy economic growth and increased levels of consumer spending, a trend that is likely to continue in the future. Mexico is likely to be the world's third largest market for VSB technology (after the United States and China) in the years following 2003.

Discussion of Assessment of Undecided Countries

As discussed above, the final judgment on the likely decision made by individual undecided countries was made by the primary analyst engaged in this project. The primary analyst took a number of factors into consideration, including:

 .  Existing broadcast standard in place in a given country (PAL/NTSC/SECAM)
 .  Existing channel bandwidth used in a given country's broadcast system (6, 7,
   8 MHz)
 .  Existing refresh rate used in a given country's broadcast system (50 or
   60 Hz)
 .  Source and availability of content in a given country (language or subject of programming)
 .  Cultural ties of a given country
 .  Economy and per capita income of a given country
 .  TV, VCR, cable, satellite penetration levels of a given country

For example, in Brazil the presence of infrastructure that supports PAL, 6MHz channel bandwidth, and 60Hz refresh rates and cultural considerations are expected to outweigh the influence of North America. In Argentina, a key difference from Brazil is the Spanish language content availability from Mexico
(VSB) and 50Hz refresh rates. However, these are not

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                         August 19, 1998--Page 2

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

expected to sway Argentina in favor of VSB, with the overriding factor being the influence of Brazil's decision to adopt COFDM.

VSB Adopting Countries

This section covers the countries that already have announced that they will adopt VSB as their standard digital terrestrial modulation format, or that are virtually assured of doing so in the future.

For these countries, sales are expected to begin slowly and ramp up as broadcast coverage increases and digital television set prices begin to decline. Digital terrestrial set top box sales are expected to trail sales of digital terrestrial televisions through 2003, but will begin to increase as more programming is available in a digital format.

Canada

Dataquest is estimating Canada will begin some digital terrestrial broadcasts in 1999. In Canada, digital terrestrial television growth rates relative to overall television sales will be similar to other ATSC adopting countries.

VSB in digital satellite set top boxes will be very popular due to wide acceptance of satellite television among Canadian consumers. Canada is expected to be the second largest market for equipment with VSB demodulation capability through 2003 (after the U.S.) This is due to Canada's relatively early adoption of the technology, combined with the high penetration of televisions, the strong influence of American technology and American programming and the nation's high per capita income.

Patent protection levels in Canada are considered high.

Mexico

Dataquest is estimating Mexico will begin some digital terrestrial broadcasts in 1999. In Mexico, digital terrestrial television growth rates relative to overall television sales will be similar to other ATSC adopting countries. Mexico is expected to have the third largest market for equipment with VSB demodulation through 2003. This is due to of Mexico's relatively early adoption of the technology and relatively strong expected growth.

Key applications for Mexico will be digital television sets and digital terrestrial set top boxes. The next largest application for VSB technology in Mexico will be cable set top boxes, due to the high penetration of cable in the country relative to satellite and other delivery media.

Patent protection levels in Mexico are considered high.

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                         August 19, 1998--Page 3

                                                  Zenith Electronics Corporation
GartnerConsulting                              International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

South Korea

Dataquest is estimating South Korea will begin some digital terrestrial broadcasts in 2001. In South Korea, digital terrestrial television growth rates relative to overall television sales will be will be lower than other countries due to economic uncertainty in the region. The highest volume applications for South Korea will be digital television sets and digital terrestrial set top boxes. Satellite boxes with VSB will be popular in South Korea due to the relatively high penetration of satellite service in the country.

Patent protection levels in South Korea are considered to be high. Korean companies are accustomed to paying royalty and license fees.

Taiwan

Dataquest is estimating Taiwan will begin some digital terrestrial broadcasts in 2001. In Taiwan, digital terrestrial television growth rates relative to overall television sales will be similar to other ATSC adopting countries. The highest volume applications for Taiwan will be digital television sets and digital terrestrial set top boxes.

Patent protection in Taiwan may not be as rigorously enforced as in the other VSB adopting countries. However, patent protection levels are likely to be higher than for the China market.

Likely VSB Adopting Countries

This section covers countries that Dataquest considers likely to adopt VSB as their standard digital terrestrial modulation format. These countries have not made a public announcement of their intentions and the issue of choosing a modulation standard is still in contention. Dataquest is making its judgment that these countries are likely to adopt VSB based on a variety of primary and secondary sources combined with regional and worldwide analysts' assessments.

China

Dataquest believes that is China is more likely to adopt the ATSC standard and VSB modulation technology than it is to adopt DVB and COFDM. China is likely to adopt the standard in order to position itself for export of digital televisions to the United States and other major ATSC countries. There is a possibility that more than one standard may coexist within China for at least a limited period of time. China also may choose to adopt a modified form of the ATSC standard, as it has done with other technologies. However, Dataquest has no reason to believe that China would modify the modulation format for ATSC DTV.

Dataquest is estimating China will begin some digital terrestrial broadcasts in 2001. In China, digital terrestrial television growth rates relative to overall television sales will be similar to other ATSC adopting countries through 2003. Sales will begin slowly and ramp up as broadcast coverage increases and digital television set prices begin to decline. Digital terrestrial set top box sales will trail sales of digital terrestrial televisions, but will begin to increase as more programming becomes available in a digital format.

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                         August 19, 1998--Page 4

                                                  Zenith Electronics Corporation
GartnerConsulting                              International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

In the China forecast, Dataquest has included a forecast for China Video Disk
(CVD). CVD is a special standard developed for the Chinese market by the Chinese government in cooperation with a group of foreign and domestic companies. This is a technology that is similar to DVD, but is less expensive. This is expected to replace video disk players rather than DVD. Dataquest forecasts that VSB technology will appear in CVD players, albeit at a lower rate (less than five percent over the forecast period) than it will in DVD players worldwide because CVD is not a recordable medium.

China is expected to be the fourth largest market for equipment with VSB demodulation through 2003. However, beyond 2003, China stands a strong chance of become in the world's largest or second largest market for VSB equipment. This is due to a fast growing television market, combined with rapid economic expansion.

Patent law is new to China. The ability to enforce patents and copyrights is limited in a country of its size and with its weak legal system.

India, Indonesia, Thailand, Vietnam

Dataquest believes that India, Indonesia, Thailand, Vietnam will follow the trend in the region, which likely will be ATSC. China (including Hong Kong) and Singapore have a major influence on the technology direction taken by other countries in that region. Dataquest believes these countries will adopt ATSC. These countries produce significant quantities of digital electronics products and will wish to serve the growing market for ATSC compatible equipment in North America and China. By adopting the ATSC standard, these countries will encourage a domestic market for compliant equipment to develop, which can be leveraged into export of products. In these countries, digital terrestrial television growth rates relative to overall television sales will be similar to other ATSC adopting countries, albeit the market will begin at a later year than some earlier adopters.

Likely COFDM Adopting Countries

This section covers countries that Dataquest considers likely to adopt COFDM as their standard digital terrestrial modulation format rather than VSB. These countries have not made a public announcement of their intentions and the issue of choosing a modulation standard is still in contention. Dataquest is making its judgment that these countries are likely to adopt COFDM based on a variety of primary and secondary sources combined with regional and worldwide analysts' assessments. Another factor considered is the respective countries alliances with the European Union's 15 member states, all of whom have selected DVB and COFDM. Those member states include Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain, Sweden, and the United Kingdom.

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                         August 19, 1998--Page 5

                                                  Zenith Electronics Corporation
GartnerConsulting                              International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Brazil, Argentina, Chile and Other South American Countries

Dataquest believes South American countries are more likely to adopt DVB-T and COFDM than they are to adopt ATSC and VSB. However, Dataquest does not consider it to be absolutely certain that these countries will adopt DVB over ATSC.

Dataquest believes these countries are more likely to adopt COFDM for several reasons, including:

 . Brazil has greater affinity to Europe than North America, linguistically, culturally and technologically. Thus, it is less subject to influence from the NAFTA countries than it is from European countries.

 .  Portugal, among other European countries, is supporting DVB.

 . Brazil already uses a PAL system that is similar in many regards to the broadcast systems in Europe.

 . The country has a well-developed television system and a large installed base of TVs. Because of this, Brazil probably will adopt a system that it perceives will be compatible with its installed base.

All of these factors make it making it more likely that it will adopt a system that it believes is compatible with its existing broadcast system and receivers.

Dataquest believes the other major South American countries, Argentina and Chile, will follow suit and adopt DVB-T. The remaining countries also are likely to adopt the standard.

Eastern and Central European Countries

Dataquest believes that undecided Eastern and Central European countries are virtually assured of adopting the DVB standard and COFDM technology for digital terrestrial broadcast. Most of these countries are seeking a greater degree of integration into the European community and are adopting European technology standards in pursuit of this goal.

Middle East and Africa Countries

Dataquest believes that undecided Middle East and Africa countries are virtually assured of adopting the DVB standard and COFDM technology for digital terrestrial broadcast. These regions are influenced heavily by European technology. European firms are major exporters of electronics goods and electronic-related services to these regions.

COFDM Adopting Countries

The countries that have adopted COFDM as part of the DVB standard were excluded from the market forecast. These include the European countries (the EU and Scandinavia), Australia and New Zealand. In addition, it appears likely that Japan will incorporate the COFDM technology into its own version of a DTV standard.

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
 Use external to Zenith Electronics Corporation restricted by terms of contract.
[LOGO OF GARTNERGROUP]                                   August 19, 1998--Page 6

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Applications

This report provides estimates and forecast of VSB usage in numerous types of consumer electronics products. The products are as follows:

 . Television sets. VSB demodulation will be used for the reception of digital terrestrial signals. The model assumes that the number of digital televisions sold in a given country in a year will be a percentage relative to overall television sales in that country in the same year. This percentage is the same for all countries adopting ATSC technology and will grow at a consistent rate, starting the year digital broadcasts begin. The percentage rate of digital television sales compared to all television sales will be less than one percent during the first year of digital broadcasting, growing to nearly 14 percent in the third year of broadcasting and growing to 39 percent in the fourth year of broadcasting.

 . Television set top boxes (Digital Terrestrial Set Top Boxes). VSB demodulation will be used for the reception of digital terrestrial signals. Greater variation will be seen in growth rates for the digital terrestrial set top boxes worldwide than for televisions. Estimates for sales growth were made on the basis of judgment of regional analysts. These analysts are making their judgments on the basis of numerous factors, ranging from cultural, to technological to economic.

 . Satellite Set Top Boxes. VSB demodulation will be used for the reception of digital terrestrial signals. This will be a secondary demodulation system in addition to the primary satellite demodulation system used in these boxes, which is not a form of VSB. Different countries will experience different rates of growth for VSB-enabled satellite set top boxes. Estimates for sales growth were made on the basis of judgment of regional analysts. These analysts are making their judgments on the basis of numerous factors, ranging from cultural, to technological to economic.

 . Cable Set Top Boxes. VSB demodulation will be used for the reception of digital terrestrial signals. This will be a secondary demodulation system in addition to the primary cable demodulation system used in these boxes, which is not a form of VSB. Different countries will experience different rates of growth for VSB-enabled cable set top boxes. Estimates for sales growth were made on the basis of judgment of regional analysts. These analysts are making their judgments on the basis of numerous factors, ranging from cultural, to technological to economic.

 . LMDS/MMDS Set Top Boxes. VSB demodulation will be used for the reception of digital terrestrial signals. This will be a secondary demodulation system in addition to the primary LMDS/MMDS demodulation system used in these boxes, which is not a form of VSB. Different countries will experience different rates of growth for VSB-enabled LMDS/MMDS set top boxes. Estimates for sales growth were made on the basis of judgment of regional analysts. These analysts are making their judgments on the basis of numerous factors, ranging from cultural, to technological to economic. Many regional analysts did not anticipate any significant market for such products emerging during the forecast period.

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
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                                                restricted by terms of contract.
                                                         August 19, 1998--Page 7

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------


 . VCRs. VSB demodulation will be used for the reception of digital terrestrial signals. This can be the primary demodulation system used in a VCR. It can also be a secondary demodulation system in addition to the primary analog terrestrial demodulation system used in these VCRs, which is not a form of VSB. VSB demodulation will be used only in digital VHS VCRs, a product that Dataquest does not believe will experience wide acceptance over the next several years. Thus, sales of VSB-capable VCRs will represent not more than one percent of total VCR sales in any country during the forecast period.

 . DVD players. VSB demodulation will be used for the reception of digital terrestrial signals. This can be the primary demodulation system used in a DVD player. It can also be a secondary demodulation system in addition to the primary analog terrestrial demodulation system used in these DVD players, which is not a form of VSB. Different countries will experience different rates of growth for VSB-enabled DVD players. Estimates for sales growth were made on the basis of judgment of regional analysts. These analysts are making their judgments on the basis of numerous factors, ranging from cultural, to technological to economic.

 . PCs (with tuner). VSB demodulation will be used for the reception of digital terrestrial signals. Different countries will experience different rates of growth for VSB-enabled PCs. Estimates for sales growth were made on the basis of judgment of regional analysts. These analysts are making their judgments on the basis of numerous factors, ranging from cultural, to technological to economic.

 . PC add-in cards. VSB demodulation will be used for the reception of digital terrestrial signals. Different countries will experience different rates of growth for VSB-enabled PC add-in cards. Estimates for sales growth were made on the basis of judgment of regional analysts. These analysts are making their judgments on the basis of numerous factors, ranging from cultural, to technological to economic.

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                         August 19, 1998--Page 8

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Section 2
Forecasts
         -----------------------------------------------------------------------

Table 1
VSB Unit Shipment Forecast by VSB Status and Application (Thousands of Units)

---------------------------------------------------------------------------------------------------------------------

VSB status     Application                      1998         1999         2000         2001         2002         2003

Adopted        TV sets                             -          5.3         91.3        579.3      1,526.1      2,483.9
               TV STBs                             -          2.4         41.1        260.7        686.8      1,403.9
               Satellite STBs                      -         60.1        169.3        355.3        732.3      1,289.3
               Cable STBs                          -            -         71.7        204.0        377.4        626.2
               LMDS/MMDS STBs                      -            -         10.8         21.3         34.3         51.0
               VCR                                 -         23.8         24.2         30.7         30.4        285.3
               DVD players                         -          9.1         30.7        108.3        330.8        764.6
               PCs (with  tuner)                   -          6.4         25.7         44.4         80.6        140.0
               PC add-in cards (with               -         15.3         77.4        111.9        165.8        176.9
               tuner)

Total                                              -        122.3        542.1      1,715.9      3,964.4      7,221.2
---------------------------------------------------------------------------------------------------------------------

Likely to
 adopt VSB     TV sets                             -            -            -         39.2        245.4      4,460.8

               TV STBs                             -            -            -         17.6        110.4        692.4
               Satellite STBs                      -            -            -         99.3        301.6        648.5
               Cable STBs                          -            -            -         81.9        230.7        378.9
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                                 -            -            -         23.8         24.2         24.7
               DVD players                         -            -            -        228.3        658.5      1,518.5
               PCs (with  tuner)                   -            -            -         45.8         84.8        157.9
               PC add-in cards (with               -            -            -        146.5        189.9        246.4
               tuner)
Total                                              -            -            -        682.4      1,845.6      8,128.1
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]           Use external to Zenith Electronics Corporation
                                                 restricted by terms of contract
                                                         August 19, 1998--Page 9

GartnerConsulting




                                                   Addendum Report Prepared for:

                                                  Zenith Electronics Corporation


                                               International VSB Market Forecast


                                                               GartnerConsulting

                            [DIAGRAM APPEARS HERE]

                                              Technology Marketplace
                                              Marketing Audit
                                              Market Assessment
                                              Marketing Strategy
                                              New Product Planning
                                              Marketing Implementation
                                              Competitive Analysis
                                              Image Assessment & Tracking
                                              Customer Satisfaction Surveys
                                              Channel Recruiting & Qualification
                                              Industry Due Diligence
                                              Joint Venture & Partnering


                                                            Engagement #18024680

                                                              September 11, 1998


[LOGO OF GARTNERGROUP]
                251 River Oaks Parkway, San Jose, CA 95134-1913--+1-408-468-8000

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Section 1
Forecasts
         -----------------------------------------------------------------------

Table 1
Total (Analog and Digital) Unit Shipment Forecast by VSB Status and Application (Thousands of Units)

---------------------------------------------------------------------------------------------------------------------
VSB status     Application                      1998         1999         2000         2001         2002         2003
Adopted        TV sets                         8,196        8,463        8,709        8,911        9,112        9,320
               TV STBs                             -            2           41          261          687        1,404
               Satellite STBs                    732          859        1,133        1,410        1,784        2,271
               Cable STBs                        786        1,571        2,338        3,200        4,013        5,036
               LMDS/MMDS STBs                    140          189          286          314          351          401
               VCR                             3,225        3,171        3,123        3,066        3,043        3,033
               DVD players                       104          230          368          599          898        1,353
               PCs (with  tuner)                  13           17           34           48           81          140
               PC add-in cards (with              38           56          122          136          166          177
               tuner)

  Total                                       13,233       14,559       16,154       17,944       20,134       23,135
---------------------------------------------------------------------------------------------------------------------

Likely to
adopt VSB      TV sets                        23,671       25,099       26,913       28,890       30,678       32,607

               TV STBs                             -            -            -           18          110          692
               Satellite STBs                    210        1,422        1,852        2,415        3,116        4,024
               Cable STBs                        717          995        1,396        1,961        2,724        3,789
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                             2,274        2,283        2,330        2,384        2,425        2,468
               DVD players (inc CVD)              14           15           16          242          658        1,519
               PCs (with  tuner)                   3           12           27           46           85          158
               PC add-in cards (with               -           26           86          146          190          246
               tuner)
  Total                                       26,890       29,852       32,619       36,102       39,987       45,504
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
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                                                 restricted by terms of contract
                                                      September 11, 1998--Page 2

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Table 2
Digital Percentage of Total Unit Shipments Forecast by VSB Status and
Application

--------------------------------------------------------------------------------------------------------------------------
VSB status     Application                      1998          1999          2000          2001          2002          2003
Adopted        TV sets                             0%          0.1%          1.0%          6.5%         16.7%         26.7%
               TV STBs                             -           100%          100%          100%          100%          100%
               Satellite STBs                      0%          7.0%         14.9%         25.2%         41.0%         56.8%
               Cable STBs                          0%            0%          3.1%          6.4%          9.4%         12.4%
               LMDS/MMDS STBs                      0%            0%          3.8%          6.8%          9.8%         12.7%
               VCR                                 0%          0.7%          0.8%          1.0%          1.0%          9.4%
               DVD players                         0%          4.0%          8.4%         18.1%         36.8%         56.5%
               PCs (with  tuner)                   0%         38.3%         75.7%         93.0%          100%          100%
               PC add-in cards (with               0%         27.1%         63.5%         82.4%          100%          100%
               tuner)

  Total                                            0%          0.8%          3.4%          9.6%         19.7%         31.2%
--------------------------------------------------------------------------------------------------------------------------

Likely to
adopt VSB      TV sets                             0%            0%            0%          0.1%          0.8%         13.7%

               TV STBs                             -             -             -           100%          100%          100%
               Satellite STBs                      0%            0%            0%          4.1%          9.7%         16.1%
               Cable STBs                          0%            0%            0%          4.2%          8.5%         10.0%
               LMDS/MMDS STBs                      -             -             -             -             -             -
               VCR                                 0%            0%            0%          1.0%          1.0%          1.0%
               DVD players (inc CVD)               0%            0%            0%         94.5%          100%          100%
               PCs (with  tuner)                   0%            0%            0%          100%          100%          100%
               PC add-in cards (with               -             0%            0%          100%          100%          100%
               tuner)

  Total                                            0%            0%            0%          1.9%          4.6%         17.9%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                      September 11, 1998--Page 3

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Table 3
VSB Unit Shipment Forecast by VSB Status and Application (Thousands of Units)

---------------------------------------------------------------------------------------------------------------------
VSB status     Application                      1998         1999         2000         2001         2002         2003
Adopted        TV sets                             -          5.3         91.3        579.3      1,526.1      2,483.9
               TV STBs                             -          2.4         41.1        260.7        686.8      1,403.9
               Satellite STBs                      -         60.1        169.3        355.3        732.3      1,289.3
               Cable STBs                          -            -         71.7        204.0        377.4        626.2
               LMDS/MMDS STBs                      -            -         10.8         21.3         34.3         51.0
               VCR                                 -         23.8         24.2         30.7         30.4        285.3
               DVD players                         -          9.1         30.7        108.3        330.8        764.6
               PCs (with  tuner)                   -          6.4         25.7         44.4         80.6        140.0
               PC add-in cards (with               -         15.3         77.4        111.9        165.8        176.9
               tuner)

  Total                                            -        122.3        542.1      1,715.9      3,964.4      7,221.2
---------------------------------------------------------------------------------------------------------------------
Likely to
adopt VSB      TV sets                             -            -            -         39.2        245.4      4,460.8

               TV STBs                             -            -            -         17.6        110.4        692.4
               Satellite STBs                      -            -            -         99.3        301.6        648.5
               Cable STBs                          -            -            -         81.9        230.7        378.9
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                                 -            -            -         23.8         24.2         24.7
               DVD players (inc CVD)               -            -            -        228.3        658.5      1,518.5
               PCs (with  tuner)                   -            -            -         45.8         84.8        157.9
               PC add-in cards (with               -            -            -        146.5        189.9        246.4
               tuner)

  Total                                            -            -            -        682.4      1,845.6      8,128.1
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                      September 11, 1998--Page 4

GartnerConsulting




                                            Second Addendum Report Prepared for:

                                                  Zenith Electronics Corporation



                                               International VSB Market Forecast


                                                               GartnerConsulting

                            [DIAGRAM APPEARS HERE]

                                              Technology Marketplace
                                              Marketing Audit
                                              Market Assessment
                                              Marketing Strategy
                                              New Product Planning
                                              Marketing Implementation
                                              Competitive Analysis
                                              Image Assessment & Tracking
                                              Customer Satisfaction Surveys
                                              Channel Recruiting & Qualification
                                              Industry Due Diligence
                                              Joint Venture & Partnering


                                                            Engagement #18024680

                                                              September 17, 1998


[LOGO OF GARTNERGROUP]
                251 River Oaks Parkway, San Jose, CA 95134-1913--+1-408-468-8000

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Section 1

Forecasts
         -----------------------------------------------------------------------
Table 1a
Total (Analog and Digital) Unit Shipment Forecast by Country and Application For Countries That Have Adopted VSB (Thousands of Units)

=====================================================================================================================
Country        Application                      1998         1999         2000         2001         2002         2003
---------------------------------------------------------------------------------------------------------------------
Canada         TV sets                       2,020.0      2,102.0      2,165.0      2,209.0      2,275.9      2,344.7
               TV STBs                             -          1.3         21.9        136.0        274.3        553.4
               Satellite STBs                  412.5        548.6        729.7        970.5      1,290.7      1,716.7
               Cable STBs                      252.5        646.0        986.1      1,389.5      1,790.4      2,306.9
               LMDS/MMDS STBs                   54.0         70.2         91.3        118.6        154.2        200.5
               VCR                           1,220.0      1,231.0      1,231.0      1,218.0      1,217.3      1,216.7
               DVD players                      35.7         98.1        163.6        275.6        419.9        639.9
               PCs (with  tuner)                   -          6.4         13.3         21.0         38.8         70.1
               PC add-in cards (with               -         15.3         43.7         47.9         61.9         66.8
               tuner)
  Total                                      3,994.7      4,718.9      5,445.5      6,386.0      7,523.5      9,115.6
=====================================================================================================================
Mexico         TV sets                       1,712.0      1,803.0      1,898.0      1,979.0      2,077.0      2,179.8
               TV STBs                             -          1.1         19.2        121.8        250.4        514.5
               Satellite STBs                   66.0         52.5        117.0        123.0        145.5        172.1
               Cable STBs                      198.0        493.5        805.5      1,143.0      1,426.5      1,780.3
               LMDS/MMDS STBs                   75.8        106.2        178.2        173.4        168.3        163.4
               VCR                           1,105.0      1,144.0      1,185.0      1,216.0      1,255.4      1,296.1
               DVD players                      30.2         84.1        143.4        246.9        383.2        594.9
               PCs (with  tuner)                   -            -         12.4         20.1         36.4         65.7
               PC add-in cards (with               -            -         33.7         40.1         52.8         58.1
               tuner)
  Total                                      3,187.0      3,684.4      4,392.4      5,063.3      5,795.5      6,824.8
=====================================================================================================================
Korea          TV sets                       3,522.0      3,557.2      3,592.8      3,628.7      3,665.0      3,701.7
               TV STBs                             -            -            -          2.2        124.8        253.0
               Satellite STBs                  183.0        201.3        221.4        243.6        267.9        294.7
               Cable STBs                      115.0        153.0        198.0        237.6        285.1        342.1
               LMDS/MMDS STBs                   10.0         13.0         16.9         22.0         28.6         37.1
               VCR                             755.0        641.8        545.5        463.7        394.1        335.0
               DVD players                      30.0         37.5         46.9         58.6         73.2         91.6
               PCs (with  tuner)                10.0          8.0          6.4          5.1          4.1          3.3
               PC add-in cards (with            30.0         32.1         34.3         36.8         39.3         40.1
               tuner)
Total                                        4,655.0      4,643.9      4,662.2      4,698.2      4,882.2      5,098.6
=====================================================================================================================

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                     September 17 , 1998--Page 2

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Taiwan         TV sets                         942.0      1,001.0      1,053.0      1,094.0      1,094.0      1,094.0
               TV STBs                             -            -            -          0.7         37.3         83.0
               Satellite STBs                   70.0         56.6         64.9         73.4         80.0         87.1
               Cable STBs                      220.7        278.6        348.2        429.8        510.6        606.7
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                             145.0        154.0        162.0        168.0        176.5        185.3
               DVD players                       8.0         10.6         13.7         17.7         21.9         27.1
               PCs (with  tuner)                 2.7          2.3          1.9          1.5          1.2          0.9
               PC add-in cards (with             8.0          9.0         10.1         11.1         11.7         11.9
               tuner)
  Total                                      1,396.4      1,512.1      1,653.8      1,796.2      1,933.2      2,096.0
---------------------------------------------------------------------------------------------------------------------

Table 1b
Total (Analog and Digital) Unit Shipment Forecast by Country and Application For Countries That Are Likely To Adopt VSB (Thousands of Units)

---------------------------------------------------------------------------------------------------------------------
Country        Application                      1998         1999         2000         2001         2002         2003
---------------------------------------------------------------------------------------------------------------------
China/HK       TV sets                      16,500.0     17,655.0     18,890.9     20,213.2     21,628.1     23,142.1
               TV STBs                             -            -            -         12.3         77.9        491.4
               Satellite STBs                      -      1,000.0      1,300.0      1,690.0      2,197.0      2,856.1
               Cable STBs                      500.0        700.0        980.0      1,372.0      1,920.8      2,689.1
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                           1,500.0      1,500.0      1,500.0      1,500.0      1,500.0      1,500.0
               DVD players (inc. CVD)           10.0         10.5         11.0        236.6        653.4      1,513.3
               PCs (with  tuner)                 2.0         11.0         26.1         44.9         84.0        157.0
               PC add-in cards (with               -         26.4         85.5        102.5        133.9        174.9
               tuner)
  Total                                     18,512.0     20,903.0     22,793.5     24,946.5     27,553.8     31,023.5
=====================================================================================================================
India          TV sets                       2,299.0      2,593.0      2,895.0      3,199.0      3,571.4      3,987.2
               TV STBs                             -            -            -          2.0         12.9         84.7
               Satellite STBs                      -        146.9        199.2        267.5        362.8        492.1
               Cable STBs                       69.7        102.8        150.2        217.1        307.2        434.2
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                             145.0        154.0        162.0        168.0        176.5        185.3
               DVD players                       1.4          1.5          1.7          1.8          2.0          2.2
               PCs (with  tuner)                 0.3          0.3          0.3          0.3          0.3          0.4
               PC add-in cards (with               -            -            -         16.2         22.1         30.1
               tuner)
  Total                                      2,515.3      2,998.5      3,408.4      3,871.9      4,455.1      5,216.1
=====================================================================================================================

--------------------------------------------------------------------------------
                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNERGROUP]            Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.
                                                      September 17, 1998--Page 3

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680



---------------------------------------------------------------------------------------------------------------------
Indonesia      TV sets                       1,869.0      1,759.0      1,882.0      2,049.0      2,049.0      2,049.0
               TV STBs                             -            -            -          1.3          7.4         43.5
               Satellite STBs                   70.0         99.6        129.5        171.3        208.1        252.9
               Cable STBs                       56.6         69.7         97.6        139.1        182.0        258.1
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                             218.0        212.0        233.0        261.0        277.1        290.5
               DVD players                       1.1          1.0          1.1          1.2          1.2          1.1
               PCs (with  tuner)                 0.2          0.2          0.2          0.2          0.2          0.2
               PC add-in cards (with               -            -            -         10.4         12.7         15.5
               tuner)
Total                                        2,215.0      2,141.6      2,343.4      2,633.4      2,737.7      2,910.8
=====================================================================================================================
Thailand       TV sets                       2,247.0      2,301.0      2,425.0      2,579.0      2,579.0      2,579.0
               TV STBs                             -            -            -          1.6          9.3         54.8
               Satellite STBs                   70.0        130.3        166.9        215.6        262.0        318.3
               Cable STBs                       68.1         91.2        125.8        175.1        229.0        299.7
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                             355.0        355.0        366.0        380.0        388.7        397.6
               DVD players                       1.4          1.4          1.4          1.5          1.4          1.4
               PCs (with  tuner)                 0.3          0.3          0.3          0.3          0.2          0.2
               PC add-in cards (with               -            -            -         13.1         16.0         19.5
               tuner)
Total                                        2,741.7      2,879.2      3,085.4      3,366.1      3,485.7      3,670.5
=====================================================================================================================
Vietnam        TV sets                         756.0        791.0        820.0        850.0        850.0        850.0
               TV STBs                             -            -            -          0.5          3.1         18.1
               Satellite STBs                   70.0         44.8         56.4         71.1         86.3        104.9
               Cable STBs                       22.9         31.4         42.5         57.7         85.5        107.5
               LMDS/MMDS STBs                      -            -            -            -            -            -
               VCR                              56.0         62.0         69.0         75.0         82.7         91.1
               DVD players                       0.5          0.5          0.5          0.5          0.5          0.5
               PCs (with  tuner)                 0.1          0.1          0.1          0.1          0.1          0.1
               PC add-in cards (with               -            -            -          4.3          5.3          6.4
               tuner)
Total                                          905.5        929.7        988.5      1,059.2      1,113.4      1,178.6
---------------------------------------------------------------------------------------------------------------------

                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNER GROUP]           Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                      September 17, 1998--Page 4

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680
--------------------------------------------------------------------------------

Table 2a
Digital Percentage of Total Unit Shipments Forecast by Country and Application
For Countries That Have Adopted VSB

--------------------------------------------------------------------------------------------------------------------------
Country        Application                      1998          1999          2000          2001          2002          2003

Canada         TV sets                             0%          0.1%            2%           14%           27%           39%
               TV STBs                           100%          100%          100%          100%          100%          100%
               Satellite STBs                      0%           10%           20%           30%           45%           60%
               Cable STBs                          0%            0%            4%            7%           10%           13%
               LMDS/MMDS STBs                      0%            0%            4%            7%           10%           13%
               VCR                                 0%            1%            1%            1%            1%            1%
               DVD players                         0%            5%           10%           20%           40%           60%
               PCs (with  tuner)                 100%          100%          100%          100%          100%          100%
               PC add-in cards (with             100%          100%          100%          100%          100%          100%
               tuner)
==========================================================================================================================
Mexico         TV sets                             0%          0.1%            2%           14%           27%           39%
               TV STBs                           100%          100%          100%          100%          100%          100%
               Satellite STBs                      0%           10%           20%           30%           45%           60%
               Cable STBs                          0%            0%            4%            7%           10%           13%
               LMDS/MMDS STBs                      0%            0%            4%            7%           10%           13%
               VCR                                 0%            1%            1%            1%            1%            1%
               DVD players                         0%            5%           10%           20%           40%           60%
               PCs (with  tuner)                 100%          100%          100%          100%          100%          100%
               PC add-in cards (with             100%          100%          100%          100%          100%          100%
               tuner)
==========================================================================================================================
Korea          TV sets                             0%            0%            0%          0.1%            8%           15%
               TV STBs                           100%          100%          100%          100%          100%          100%
               Satellite STBs                      0%            0%            0%           10%           30%           50%
               Cable STBs                          0%            0%            0%            4%            7%           10%
               LMDS/MMDS STBs                      0%            0%            0%            4%            7%           10%
               VCR                                 0%            0%            0%            1%            1%           50%
               DVD players                         0%            0%            0%            5%           10%           20%
               PCs (with  tuner)                   0%            0%            0%           50%          100%          100%
               PC add-in cards (with               0%            0%            0%           50%          100%          100%
               tuner)
==========================================================================================================================

                                    Entire contents (C) 1998 Gartner Group, Inc.
[LOGO OF GARTNER GROUP]           Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                      September 17, 1998--Page 5

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680

==============================================================================================================
Taiwan         TV sets                      0%          0%           0%         0.1%           8%          15%
               TV STBs                    100%        100%         100%         100%         100%         100%
               Satellite STBs               0%          0%           0%           4%           7%          10%
               Cable STBs                   0%          0%           0%           4%           7%          10%
               LMDS/MMDS STBs               0%          0%           0%           4%          42%          80%
               VCR                          0%          0%           0%           1%           1%          50%
               DVD players                  0%          0%           0%           5%          10%          20%
               PCs (with  tuner)            0%          0%           0%          50%         100%         100%
               PC add-in cards (with        0%          0%           0%          50%         100%         100%
               tuner)
--------------------------------------------------------------------------------------------------------------

Table 2b
Digital Percentage of Total Unit Shipments Forecast by Country and Application For Countries That Are Likely To Adopt VSB

Country        Application                1998         1999         2000        2001         2002         2003

China/HK       TV sets                     0%           0%           0%         0.1%           1%          14%
               TV STBs                     0%           0%           0%         100%         100%         100%
               Satellite STBs              0%           0%           0%           4%           7%          10%
               Cable STBs                  0%           0%           0%           4%           8%           9%
               LMDS/MMDS STBs              0%           0%           0%           0%           0%           0%
               VCR                         0%           0%           0%           1%           1%           1%
               DVD players (inc. CVD)      0%           0%           0%          96%         100%         100%
               PCs (with  tuner)           0%           0%           0%         100%         100%         100%
               PC add-in cards (with       0%           0%           0%         100%         100%         100%
               tuner)
==============================================================================================================
India          TV sets                     0%           0%           0%         0.1%           1%          14%
               TV STBs                     0%           0%           0%         100%         100%         100%
               Satellite STBs              0%           0%           0%           5%          30%          60%
               Cable STBs                  0%           0%           0%           4%           8%           9%
               LMDS/MMDS STBs              0%           0%           0%           4%           7%          10%
               VCR                         0%           0%           0%           1%           1%           1%
               DVD players                 0%           0%           0%          20%         100%         100%
               PCs (with  tuner)           0%           0%           0%         100%         100%         100%
               PC add-in cards (with       0%           0%           0%         100%         100%         100%
               tuner)
==============================================================================================================

                                    Entire contents (C) 1998 Gartner Group, Inc.
[GARTNER LOGO]                   Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                      September 17, 1998--Page 6

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680

==============================================================================================================
Indonesia      TV sets                      0%          0%           0%         0.1%           1%          14%
               TV STBs                      0%          0%           0%         100%         100%         100%
               Satellite STBs               0%          0%           0%           4%           7%          10%
               Cable STBs                   0%          0%           0%           4%           8%           9%
               LMDS/MMDS STBs               0%          0%           0%           0%           0%           0%
               VCR                          0%          0%           0%           1%           1%           1%
               DVD players                  0%          0%           0%          20%         100%         100%
               PCs (with  tuner)            0%          0%           0%         100%         100%         100%
               PC add-in cards (with        0%          0%           0%         100%         100%         100%
               tuner)
==============================================================================================================
Thailand       TV sets                      0%          0%           0%         0.1%           1%          14%
               TV STBs                      0%          0%           0%         100%         100%         100%
               Satellite STBs               0%          0%           0%           4%           7%          10%
               Cable STBs                   0%          0%           0%           4%           8%           9%
               LMDS/MMDS STBs               0%          0%           0%           0%           0%           0%
               VCR                          0%          0%           0%           1%           1%           1%
               DVD players                  0%          0%           0%          20%         100%         100%
               PCs (with  tuner)            0%          0%           0%         100%         100%         100%
               PC add-in cards (with        0%          0%           0%         100%         100%         100%
               tuner)
==============================================================================================================
Vietnam        TV sets                      0%          0%           0%         0.1%           1%          14%
               TV STBs                      0%          0%           0%         100%         100%         100%
               Satellite STBs               0%          0%           0%           4%           7%          10%
               Cable STBs                   0%          0%           0%          10%          24%          44%
               LMDS/MMDS STBs               0%          0%           0%           0%           0%           0%
               VCR                          0%          0%           0%           1%           1%           1%
               DVD players                  0%          0%           0%          20%         100%         100%
               PCs (with  tuner)            0%          0%           0%         100%         100%         100%
               PC add-in cards (with        0%          0%           0%         100%         100%         100%
               tuner)
--------------------------------------------------------------------------------------------------------------

                                    Entire contents (C) 1998 Gartner Group, Inc.
[GARTNER LOGO]                   Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                      September 17, 1998--Page 7

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680


Table 3a
VSB Unit Shipment Forecast by Country and Application For Countries That Have Adopted VSB (Thousands of Units)

Country        Application               1998         1999        2000         2001         2002         2003
--------------------------------------------------------------------------------------------------------------
Canada         TV sets                      -          2.9         48.6        302.2        609.6        914.4
               TV STBs                      -          1.3         21.9        136.0        274.3        553.4
               Satellite STBs               -         54.9        145.9        291.1        580.8      1,030.0
               Cable STBs                   -            -         39.4         97.3        179.0        299.9
               LMDS/MMDS STBs               -            -          3.7          8.3         15.4         26.1
               VCR                          -         12.3         12.3         12.2         12.2         12.2
               DVD players                  -          4.9         16.4         55.1        168.0        383.9
               PCs (with  tuner)            -          6.4         13.3         21.0         38.8         70.1
               PC add-in cards (with        -         15.3         43.7         47.9         61.9         66.8
               tuner)
Total                                       -         97.9        345.2        971.0      1,940.1      3,356.8
==============================================================================================================
Mexico         TV sets                      -          2.4         42.6        270.7        556.4        850.1
               TV STBs                      -          1.1         19.2        121.8        250.4        514.5
               Satellite STBs               -          5.3         23.4         36.9         65.5        103.3
               Cable STBs                   -            -         32.2         80.0        142.7        231.4
               LMDS/MMDS STBs               -            -          7.1         12.1         16.8         21.2
               VCR                          -         11.4         11.9         12.2         12.6         13.0
               DVD players                  -          4.2         14.3         49.4        153.3        356.9
               PCs (with  tuner)            -            -         12.4         20.1         36.4         65.7
               PC add-in cards (with        -            -         33.7         40.1         52.8         58.1
               tuner)
Total                                       -         24.4        196.9        643.4      1,286.8      2,214.2
==============================================================================================================
Korea          TV sets                      -            -            -          4.9        277.4        555.2
               TV STBs                      -            -            -          2.2        124.8        253.0
               Satellite STBs               -            -            -         24.4         80.4        147.4
               Cable STBs                   -            -            -          9.5         20.0         34.2
               LMDS/MMDS STBs               -            -            -          0.9          2.0          3.7
               VCR                          -            -            -          4.6          3.9        167.5
               DVD players                  -            -            -          2.9          7.3         18.3
               PCs (with  tuner)            -            -            -          2.6          4.1          3.3
               PC add-in cards (with        -            -            -         18.4         39.3         40.1
               tuner)
Total                                       -            -            -         70.4        559.2      1,222.7
==============================================================================================================

                                    Entire contents (C) 1998 Gartner Group, Inc.
[GARTNER LOGO]                   Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                      September 17, 1998--Page 8

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680

==============================================================================================================
Taiwan         TV sets                      -            -            -          1.5         82.8        164.1
               TV STBs                      -            -            -          0.7         37.3         83.0
               Satellite STBs               -            -            -          2.9          5.6          8.7
               Cable STBs                   -            -            -         17.2         35.7         60.7
               LMDS/MMDS STBs               -            -            -            -            -            -
               VCR                          -            -            -          1.7          1.8         92.7
               DVD players                  -            -            -          0.9          2.2          5.4
               PCs (with  tuner)            -            -            -          0.8          1.2          0.9
               PC add-in cards (with        -            -            -          5.5         11.7         11.9
               tuner)
Total                                       -            -            -         31.2        178.3        427.4
--------------------------------------------------------------------------------------------------------------

Table 3b
VSB Unit Shipment Forecast by Country and Application For Countries That Are Likely To Adopt VSB (Thousands of Units)

Country        Application               1998         1999         2000         2001         2002         2003
China/HK       TV sets                      -            -            -         27.4        173.0      3,165.9
               TV STBs                      -            -            -         12.3         77.9        491.4
               Satellite STBs               -            -            -         67.6        153.8        285.6
               Cable STBs                   -            -            -         54.9        153.7        242.0
               LMDS/MMDS STBs               -            -            -            -            -            -
               VCR                          -            -            -         15.0         15.0         15.0
               DVD players (inc. CVD)       -            -            -        227.3        653.4      1,513.3
               PCs (with  tuner)            -            -            -         44.9         84.0        157.0
               PC add-in cards (with        -            -            -        102.5        133.9        174.9
               tuner)
Total                                       -            -            -        551.9      1,444.6      6,045.2
==============================================================================================================
India          TV sets                      -            -            -          4.3         28.6        545.5
               TV STBs                      -            -            -          2.0         12.9         84.7
               Satellite STBs               -            -            -         13.4        108.8        295.2
               Cable STBs                   -            -            -          8.7         24.6         39.1
               LMDS/MMDS STBs               -            -            -            -            -            -
               VCR                          -            -            -          1.7          1.8          1.9
               DVD players                  -            -            -          0.4          2.0          2.2
               PCs (with  tuner)            -            -            -          0.3          0.3          0.4
               PC add-in cards (with        -            -            -         16.2         22.1         30.1
               tuner)
Total                                       -            -            -         46.9        201.1        999.0
==============================================================================================================

                                    Entire contents (C) 1998 Gartner Group, Inc.
[GARTNER LOGO]                   Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                      September 17, 1998--Page 9

GartnerConsulting                                 Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                            Engagement #18024680

Indonesia      TV sets                      -            -            -          2.8         16.4        280.3
               TV STBs                      -            -            -          1.3          7.4         43.5
               Satellite STBs               -            -            -          6.9         14.6         25.3
               Cable STBs                   -            -            -          5.6         14.6         23.2
               LMDS/MMDS STBs               -            -            -            -            -            -
               VCR                          -            -            -          2.6          2.8          2.9
               DVD players                  -            -            -          0.2          1.2          1.1
               PCs (with  tuner)            -            -            -          0.2          0.2          0.2
               PC add-in cards (with        -            -            -         10.4         12.7         15.5
               tuner)
Total                                       -            -            -         29.9         69.7        392.0
==============================================================================================================
Thailand       TV sets                      -            -            -          3.5         20.6        352.8
               TV STBs                      -            -            -          1.6          9.3         54.8
               Satellite STBs               -            -            -          8.6         18.3         31.8
               Cable STBs                   -            -            -          7.0         18.3         27.0
               LMDS/MMDS STBs               -            -            -            -            -            -
               VCR                          -            -            -          3.8          3.9          4.0
               DVD players                  -            -            -          0.3          1.4          1.4
               PCs (with  tuner)            -            -            -          0.3          0.2          0.2
               PC add-in cards (with        -            -            -         13.1         16.0         19.5
               tuner)
Total                                       -            -            -         38.1         88.1        491.5
==============================================================================================================
Vietnam        TV sets                      -            -            -          1.2          6.8        116.3
               TV STBs                      -            -            -          0.5          3.1         18.1
               Satellite STBs               -            -            -          2.8          6.0         10.5
               Cable STBs                   -            -            -          5.8         20.5         47.3
               LMDS/MMDS STBs               -            -            -            -            -            -
               VCR                          -            -            -          0.8          0.8          0.9
               DVD players                  -            -            -          0.1          0.5          0.5
               PCs (with  tuner)            -            -            -          0.1          0.1          0.1
               PC add-in cards (with        -            -            -          4.3          5.3          6.4
               tuner)
Total                                       -            -            -         15.5         43.1        200.0
--------------------------------------------------------------------------------------------------------------

                                    Entire contents (C) 1998 Gartner Group, Inc.
[GARTNER LOGO]                   Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                     September 17, 1998--Page 10

[GartnerGroup LOGO APPEARS HERE]

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To:          Todd Snyder & Ravi Sachdev
From:        Penny Smout
Subject:     VSB updates
Date:        October 20, 1998
Fax Number:  212-508-1633
Pages:       1
Message:

1.  Response regarding remodulation is:
    Dataquest expects 1394 to be the key technology for connecting digital consumer electronics equipment rather than VSB remodulation. This is due to the copy protection capability and the resultant support for 1394 by the content providers. A CEMA subcommittee has produced a draft of 1394 specification and plans to release it by November 1. Moreover, products with 1394 connection are already appearing on the market or are being discussed in product plans. No mention has been made of the use of VSB remodulation. Hence Dataquest expects that, if VSB remodulation is employed at all, it will account for an insignificant portion of the market.
2. Introductory paragraph to put the forecast in context (as discussed with Tom):
    The forecast included in this report is based on a multitude of variables and unknowns, and as a result should be considered speculative and as exhibiting a high level of uncertainty. Even with extensive and time consuming research, the nature of these unknowns would remain unpenetrable. There are two main components that contribute to the forecast uncertainty: the uncertainty in the market size for digital demodulation applications and the speculation over which countries will adopt the ATSC standard (that includes VSB). The high level of uncertainty in these two components of the forecast are a result of the compounding of the uncertainty in a variety of key elements, including:
    .  Economic conditions
    . Standards adoption processes and the interaction between de facto and government decreed standards (for countries that have yet to adopt a standard)
    .  Influence of infrastructural elements
    . Lack of historical information for the market (since it is a new market) . Market drivers and consumer adoption
    .  Influence of one country over another
    .  Source of content
    .  Cultural and business influences
    .  Technical considerations
    .  Broadcaster plans
    .  Consumer electronics equipment manufacturer plans

Let me know what you think.
Penny

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


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                                             Third Addendum Report Prepared for:

                                                  Zenith Electronics Corporation



                                              International VSB Market Forecast:
                                                              Argentina Estimate


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                                                                November 9, 1998


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                                               International VSB Market Forecast
                                                              Argentina Estimate
                                                             Engagement#18024680

Section 1
Forecast _____________________________________________________________________

Table 1
Total (Analog and Digital) Unit Shipment Forecast For Argentina by Application (Thousands of Units)

---------------------------------------------------------------------------------------------------------------------
VSB status     Application                      1998         1999         2000         2001         2002         2003

Adopted        TV sets                       1,200.0      1,150.0      1,250.0      1,300.0      1,450.0      1,617.3
               TV STBs                             -            -          4.3         24.0         61.2        155.8
               Satellite STBs                   40.9         80.1        153.1        235.6        306.1        397.6
               Cable STBs                          -         14.5        259.6        633.0      1,150.6      1,958.3
               LMDS/MMDS STBs                   61.5        119.0        141.0        150.5        262.4        357.4
               VCR                             310.0        340.0        360.0        380.0        400.0        421.1
               DVD players                      21.2         53.7         94.4        162.2        267.5        441.4
               PCs (with tuner)                    -            -          2.8          6.0         10.0         18.8
               PC add-in cards (with               -            -          6.6         19.5         22.8         30.0
               tuner)
Total                                        1,633.6      1,757.3      2,271.7      2,910.8      3,930.6      5,397.7
---------------------------------------------------------------------------------------------------------------------

Table 2
VSB Percentage of Total Unit Shipments Forecast For Argentina by Application

--------------------------------------------------------------------------------------------------------------------------
VSB status     Application                      1998          1999          2000          2001          2002          2003

Adopted        TV sets                           0.0%          0.0%          0.1%          2.2%         13.7%         26.8%
               TV STBs                         100.0%        100.0%        100.0%        100.0%        100.0%        100.0%
               Satellite STBs                    0.0%          0.0%         10.0%         20.0%         30.0%         45.0%
               Cable STBs                        0.0%          0.0%          0.0%          4.0%          7.0%         10.0%
               LMDS/MMDS STBs                    0.0%          0.0%          0.0%          4.0%          7.0%         10.0%
               VCR                               0.0%          0.0%          1.0%          1.0%          1.0%          1.0%
               DVD players                       0.0%          0.0%          5.0%         10.0%         20.0%         40.0%
               PCs (with tuner)                100.0%        100.0%        100.0%        100.0%        100.0%        100.0%
               PC add-in cards (with           100.0%        100.0%        100.0%        100.0%        100.0%        100.0%
               tuner)
--------------------------------------------------------------------------------------------------------------------------

                                    Entire contents (C) 1998 Gartner Group, Inc.
[GARTNERGROUP LOGO]               Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                        November 9, 1998--Page 2

[GartnerConsulting LOGO]                          Zenith Electronics Corporation
                                               International VSB Market Forecast
                                                              Argentina Estimate
                                                             Engagement#18024680

---------------------------------------------------------------------------------------------------------------------
Table 3
VSB Unit Shipment Forecast For Argentina by Application (Thousands of Units)
---------------------------------------------------------------------------------------------------------------------
VSB status     Application                      1998         1999         2000         2001         2002         2003

Adopted        TV sets                             -            -          1.7         29.2        198.4        433.2
               TV STBs                             -            -          4.3         24.0         61.2        155.8
               Satellite STBs                      -            -         15.3         47.1         91.8        178.9
               Cable STBs                          -            -            -         25.3         80.5        195.8
               LMDS/MMDS STBs                      -            -            -          6.0         18.4         35.7
               VCR                                 -            -          3.6          3.8          4.0          4.2
               DVD players                         -            -          4.7         16.2         53.5        176.5
               PCs (with  tuner)                   -            -          2.8          6.0         10.0         18.8
               PC add-in cards (with               -            -          6.6         19.5         22.8         30.0
               tuner)
Total                                              -            -         39.0        177.2        540.6      1,229.2
---------------------------------------------------------------------------------------------------------------------

                                    Entire contents (C) 1998 Gartner Group, Inc.
[GARTNERGROUP LOGO]               Use external to Zenith Electronics Corporation
                                                restricted by terms of contract.

                                                        November 9, 1998--Page 3